UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2010

MACK-CALI REALTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey, 08837-2206
(Address of Principal Executive Offices) (Zip Code)

(732) 590-1000
(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey, 08837-2206
(Address of Principal Executive Offices) (Zip Code)

(732) 590-1000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On May 25, 2010, Martin S. Berger resigned from the Board of Directors (the “Board of Directors”) of Mack-Cali Realty Corporation (the “Company”) and became a member of its Advisory Board.

(d)           Upon Mr. Berger’s resignation, the Board of Directors appointed Robert F. Weinberg to fill the vacancy of Mr. Berger’s unexpired term as a Class II director, which term shall expire on the earlier to occur of the 2012 annual meeting of stockholders or Mr. Weinberg’s resignation or removal.  Mr. Weinberg will not serve on any committees of the Board of Directors.

Mr. Berger was elected to the Board of Directors at the Company’s annual meeting of stockholders on June 2, 2009.  This board seat has historically been shared between Messrs. Berger and Weinberg, each of whom had agreed that, for so long as either of them serves on the Board of Directors, that such board seat would be rotated among Mr. Berger and Mr. Weinberg annually at the time of each annual meeting of stockholders, subject to qualification and appointment by the Board of Directors.  While the Company is not a party to such agreement, and neither Mr. Weinberg nor Mr. Berger has a contractual right to a seat on the Board of Directors, the Company has traditionally recognized their agreement to share the board seat.

Mr. Weinberg had direct or indirect interests in certain transactions involving the Company or its affiliates in the last fiscal year as follows:

1.	The Company has conducted business with certain entities (“RMC Entity” or “RMC Entities”), whose principals include Mr. Weinberg. Such business was as follows:

a.
The Company provides management, leasing and construction-related services to properties in which RMC Entities have an ownership interest, including an RMC Entity in which Michael Grossman, an executive vice president of the Company, owns an approximate 2.1 percent ownership interest and which RMC Entity has an approximate sixteen (16) percent ownership interest in a property managed by the Company. Mr. Grossman’s interest in this RMC Entity is valued at approximately $216,000. The Company recognized approximately $1.6 million in revenue from all RMC Entities for the year ended December 31, 2009. As of December 31, 2009, the Company had no accounts receivable due from RMC Entities.

b.
An RMC Entity leased space at one of the Company’s office properties for approximately 4,860 square feet, which, after a one-year renewal signed in October 2009, is scheduled to expire in October 2010.  The Company recognized $140,000 in revenue under this lease for the year ended December 31, 2009, and had $500 in accounts receivable due from the RMC Entity as of December 31, 2009.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)           On May 25, 2010, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) to elect four members of the Board of Directors of the Company and to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

(b)           At the Annual Meeting, the Company’s stockholders elected the following four Class I directors to serve until the Company’s annual meeting of stockholders to be held in 2013; Alan S. Bernikow (Number of shares for: 67,783,344, Number of shares withheld: 1,217,020, Number of shares abstained: 0, Number of broker non-votes: 5,628,375); Kenneth M. Duberstein (Number of shares for: 67,723,977, Number of shares withheld: 5,276,387, Number of shares abstained: 0, Number of broker non-votes: 5,628,375); Vincent Tese (Number of shares for: 55,806,239, Number of shares withheld: 13,194,125, Number of shares abstained: 0, Number of broker non-votes: 5,628,375); and Roy J. Zuckerberg (Number of shares for: 67,670,417, Number of shares withheld: 1,329,947, Number of shares abstained: 0, Number of broker non-votes: 5,628,375).

               The following directors’ terms of office as directors of the Company continued following the Annual Meeting: William L. Mack, Mitchell E. Hersh, John R. Cali, Nathan Gantcher, David S. Mack, Alan S. Philibosian and Irvin D. Reid.  In addition, Robert F. Weinberg was appointed to the Board of Directors to fill the unexpired vacancy of Martin S. Berger’s term as a Class III director as further described under Item 5.02 of this Form 8-K.

Also at the Annual Meeting, the Company’s stockholders voted upon and approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the ensuing year (Number of shares for 73,682,672, Number of shares against: 878,958, Number of shares abstained: 67,109).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                               MACK-CALI REALTY CORPORATION

Dated:  May 27, 2010                                          By:           /s/ Roger W. Thomas
Roger W. Thomas
Executive Vice President,
General Counsel and Secretary

MACK-CALI REALTY, L.P.

By:          Mack-Cali Realty Corporation,
its general partner

Dated:  May 27, 2010                                           By:          /s/ Roger W. Thomas
Roger W. Thomas
Executive Vice President,
General Counsel and Secretary